QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

EXHIBIT 1
JOINT FILING AGREEMENT

        We, the signatories of the Statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

CONSTELLATION, LLC
	By:	/s/ WILLIAM JANETSCHEK Name: William Janetschek Title: Vice President, Secretary and Assistant Treasurer
KKR MILLENNIUM FUND L.P.
	By:	KKR Associates Millennium L.P., its General Partner
	By:	KKR Millennium GP LLC, its General Partner
	By:	/s/ ALEXANDER NAVAB Name: Alexander Navab Title: Member
KKR PARTNERS III, L.P., SERIES F
	By:	KKR III GP LLC, its General Partner
	By:	/s/ ALEXANDER NAVAB Name: Alexander Navab Title: Member
KKR ASSOCIATES MILLENNIUM L.P.
	By:	KKR Millennium GP LLC, its General Partner
	By:	/s/ ALEXANDER NAVAB Name: Alexander Navab Title: Member
KKR III GP LLC
	By:	/s/ ALEXANDER NAVAB Name: Alexander Navab Title: Member
KKR MILLENNIUM GP LLC
	By:	/s/ ALEXANDER NAVAB Name: Alexander Navab Title: Member
Dated: April 30, 2004

QuickLinks

EXHIBIT 1 JOINT FILING AGREEMENT